Exhibit 99.(g)(1)(f)

AMENDMENT NO. 6, DATED July 29, 2013,

TO THE CUSTODY AGREEMENT DATED MARCH 18, 2009 BY AND BETWEEN THE BANK OF NEW YORK MELLON (“BNY Mellon”) AND EACH SERIES OF THE EGA EMERGING GLOBAL SHARES TRUST LISTED ON SCHEDULE II TO THE AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Custody Agreement:

NOW THEREFORE, the Funds and BNY Mellon hereby agree to amend the Custody Agreement as follows:

Schedule II to the Agreement is replaced with the attached Amended and Restated Schedule II

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EGA EMERGING GLOBAL SHARES TRUST, ON BEHALF OF EACH FUND LISTED ON SCHEDULE II	THE BANK OF NEW YORK MELLON

By:	By:
Name:	Name:
Title:	Title:

Schedule II to Custody Agreement

dated July 29, 2013

EGShares GEMS Composite ETF
EGShares Basic Materials GEMS ETF
EGShares Emerging Markets Metals & Mining ETF
EGShares Consumer Goods GEMS ETF
EGShares Consumer Services GEMS ETF
EGShares Emerging Markets Consumer ETF
EGShares Energy GEMS ETF
EGShares Financials GEMS ETF
EGShares Health Care GEMS ETF
EGShares Industrials GEMS ETF
EGShares Technology GEMS ETF
EGShares Telecom GEMS ETF
EGShares Utilities GEMS ETF
EGShares India Infrastructure ETF
EGShares China Infrastructure ETF
EGShares Brazil Infrastructure ETF
EGShares India Small Cap ETF
EGShares China Mid Cap ETF
EGShares Brazil Mid Cap ETF
Emerging Global Shares INDXX Russia Small Cap Index Fund
Emerging Global Shares INDXX Thailand Small Cap Index Fund
Emerging Global Shares INDXX Malaysia Small Cap Index Fund
EGShares India Consumer ETF
EGShares India Financials ETF
EGShares India Health Care ETF
EGShares India Energy ETF
EGShares India Basic Materials ETF
EGShares India Utilities ETF
EGShares India Technology ETF
EGShares India Industrials ETF
EGShares India Telecom ETF
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund
Emerging Global Shares INDXX Indonesia Small Cap Index Fund
EGShares Emerging Markets Food and Agriculture ETF
EGShares Low Volatility Emerging Markets Dividend ETF
EGShares Low Volatility India Dividend ETF
Emerging Global Shares INDXX Emerging Markets REIT Index Fund
Emerging Global Shares Nasdaq/OMX 100 China Index Fund
EGShares India Consumer Services ETF
NASDAQ India Fund
NASDAQ Brazil Fund

NASDAQ 100 EM Fund
EGShares Beyond BRICs ETF
EGShares Emerging Markets Domestic Demand ETF
EGShares Emerging Markets Core ETF
EGShares Emerging Markets Core Dividend ETF
EGShares Emerging Markets Core Balanced ETF
EGShares India Consumer Goods ETF
EGShares Turkey Small Cap ETF
EGShares South Africa Small Cap ETF
EGShares Beyond BRICs Emerging Asia Consumer ETF
EGShares Emerging Markets Balanced Income ETF
EGShares Beyond BRICs Emerging Asia Small Cap ETF
EGShares Emerging Markets Consumer Small Cap ETF
EGShares Emerging Markets Real Estate ETF
EGShares Beyond BRICs Emerging Asia Infrastructure ETF
EGShares Low Volatility China Dividend ETF
EGShares Low Volatility Brazil Dividend ETF
EGShares Emerging Markets Dividend Growth ETF
EGShares Emerging Markets Natural Resources ETF
EGShares EM Bond Investment Grade Short Term ETF
EGShares EM Bond Investment Grade Intermediate Term ETF
EGShares EM Bond Investment Grade Long Term ETF
EGShares EM Strategic Sector Allocation ETF
EGShares EM Tactical Sector Allocation ETF
EGShares EM Dividend High Income ETF
EGShares EM Asia Consumer ETF
EGShares EM Bond ETF
EGShares EM Bond Investment Grade ETF
EGShares EM Strategic Sector Allocation ETF (active)
EGShares EM Tactical Sector Allocation ETF (active)
EGShares EM Equal Weight Sector ETF